CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated December 31, 2009, on the financial statements of the Frantzen Growth and Income Fund, a series of the World Funds Trust, as of July 31, 2009, and for the period indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to Frantzen Growth and Income Fund’s Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
December 31, 2009